EXHIBIT 99.1

Anika Therapeutics Closes Acquisition of Arthrosurface

Transaction Accelerates Anika’s Revenue Growth, Broadens Joint Preservation and Restoration Product Portfolio, Enhances Commercial Capabilities and Expands Pipeline

BEDFORD, Mass., Feb. 03, 2020 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global, integrated joint preservation and regenerative therapies company with products leveraging its proprietary hyaluronic acid (HA) technology platform, today announced it has completed its acquisition of Arthrosurface, a leading, privately-held provider of joint surface and preservation solutions for active patients.

Under the previously disclosed terms of the agreement, Anika acquired all outstanding shares of Arthrosurface in exchange for an upfront payment of approximately $60 million in cash from the company’s existing balance sheet, subject to customary closing adjustments. Arthrosurface shareholders will be eligible to receive an additional $40 million contingent upon the achievement of certain regulatory and commercial milestones.

“This acquisition significantly enhances our commercial capabilities in the U.S. and accelerates our product platform strategy by further expanding our portfolio and pipeline across the joint preservation and restoration continuum,” said Sylvia Cheung, Chief Financial Officer of Anika Therapeutics. “We are excited to begin working together to build a leading sports and regenerative medicine company. I want to recognize the efforts of our team for closing the Arthrosurface transaction on the heels of the Parcus Medical acquisition and welcome the Arthrosurface team to the Anika family.”

Arthrosurface’s product portfolio includes more than 150 different surface implant curvatures for the knee, shoulder, hip, ankle, wrist and toe that are designed to treat upper and lower extremity orthopedic conditions caused by trauma, injury and arthritic disease. The Arthrosurface executive team, led by President and Chief Executive Officer Steven Ek, will join Anika and continue to lead the Arthrosurface business innovation.

SVB Leerink LLC acted as exclusive financial advisor to Anika and Sullivan & Cromwell LLP acted as Anika’s legal counsel in connection with the Arthrosurface transaction.

About Anika Therapeutics, Inc.
Anika Therapeutics, Inc. (NASDAQ: ANIK) is a global, integrated joint preservation and regenerative therapies company based in Bedford, Mass. Anika is committed to delivering therapies to improve the lives of patients across a continuum of care from osteoarthritis pain management to joint preservation and restoration. The company has more than two decades of global expertise commercializing more than 20 products based on its proprietary hyaluronic acid (HA) technology platform. For more information about Anika, please visit www.anikatherapeutics.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, concerning, but not limited to, the acquisition of Arthrosurface and the effects of the acquisition. The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking statements so that investors can better understand a company’s future prospects and make informed investment decisions. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as "will," "likely," "may," "believe," "expect," "anticipate," "intend," "seek," "designed," "develop," "would," "future," "can," "could," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans, and objectives are forward-looking statements.

For Investor Inquiries: Anika Therapeutics, Inc. Sylvia Cheung, 781-457-9000 Chief Financial Officer investorrelations@anikatherapeutics.com	For Media Inquiries: W2O Group Jeremy Berrington, 312-241-1995 jberrington@w2ogroup.com